                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           _______________________

                                  FORM 8-K

                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report: January 27, 1994
                                       ----------------
                                       (Date of earliest event reported)



                          HELLER FINANCIAL, INC.
                          ----------------------
           (Exact name of registrant as specified in its charter)



                                 Delaware
                                 --------
               (State or other jurisdiction of incorporation)



              1-6157                               36-1208070
              ------                               ----------
      (Commission File Number)        (IRS Employer Identification Number)


500 West Monroe Street, Chicago, Illinois              60661
- -----------------------------------------              -----
(Address of principal executive offices)            (Zip Code)



                              (312) 441-7000
                              --------------
            (Registrant's telephone number, including area code)

     ITEM 5.   OTHER EVENTS
     -------   ------------


     On January 27, 1994, Heller Financial, Inc. (the "Registrant") released its earnings for calendar year 1993. A copy of the release is attached.


     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
     -------  ---------------------------------

     (c)  Exhibits

     99   Heller Financial, Inc. - Report of 1993 Net Income, dated January
          27, 1994



                                      SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Dated:  January 27, 1994



                                    HELLER FINANCIAL, INC.



                                    By:  Richard J. Almeida
                                         ------------------
                                         Richard J. Almeida
                                 Title:  Executive Vice President and
                                         Chief Financial Officer

                                 EXHIBIT INDEX



Exhibit                                             Sequentially
Number                                             Numbered Page
- ------                                             -------------

  99    Heller Financial, Inc. - Report of             4 - 8
        1993 Net Income, dated January 27, 1994

                                                                      Exhibit 99
                                                                      ----------

                             Heller Financial, Inc.
                             ----------------------
                        Reports Record 1993 Net Income,
                        -------------------------------
                        Improvement in Nonearning Assets
                        --------------------------------

  Chicago -- (January 27, 1994) -- Heller Financial, Inc. reported record 1993 full-year net income available for common stock as well as a significant improvement in nonearning assets as of year-end 1993, Michael S. Blum, Chairman and Chief Executive Officer, announced today.

  Full-year 1993 net income available for common stock was $105.6 million, a 24 percent increase compared to 1992 net income available for common stock of $85.3 million. Excluding a tax accounting credit recorded in 1992, net income available for common stock increased 139 percent year to year.

  The record increase in earnings was due to continued growth in operating revenues and reduced credit quality costs. Operating revenues, which grew 11 percent year to year, were driven by strong gains on investments and increased fees and other income from newer business initiatives, and continued growth in net interest income. Notably, fees and other income increased 37 percent over the prior year, largely due to new business initiatives in specialized financing and investments, real estate and small business loan activities. Net interest income growth was attributable to improved funding spreads due to the low interest rate environment coupled with increased turnover in the portfolio.

  Operating expenses were slightly higher in 1993 as the company boosted spending to fund ongoing diversification efforts. This increase in operating expenses was partially offset by the benefits of productivity enhancements and expense controls in the core businesses.

  Even though provision for losses declined in 1993, significant progress was made in writing down and in resolving prior years' problem accounts. Reserves were maintained at 3 percent of receivables even as the level of problem accounts receded and the performance of new financings over the past three years remained strong.

  As a result of these efforts, the company continued to make progress toward achieving one of its major goals, improved asset quality. At year-end 1993, nonearning assets declined by $119.9 million, a 22 percent reduction from the prior year. The ratio of nonearning assets to total lending assets was 5.9 percent at year-end 1993 compared to 7.2 percent at year-end 1992.

  "Measured against our stated goals to improve earnings and asset quality, diversify our asset base and strengthen our balance sheet, 1993 was a very successful year for Heller Financial," said Blum. "In 1993, our record earnings, together with the steep drop in nonearning assets and the launch of new business initiatives, significantly strengthened our company. Diversification remains a top priority at Heller, as evidenced by the 1993 formation of Heller Business Credit and Small Business Finance, investments in Mexican and Malaysian joint ventures, and the expansion of businesses that were launched or acquired in 1992."

  "Importantly, our low leverage, strong reserves, increased equity through retained earnings and greater liquidity at year-end combined to give Heller its strongest balance sheet and most stable credit profile in nearly 10 years," added Blum. "We will continue to focus on these important goals in order to meet our future growth objectives."

  Heller Financial, Inc. is a worldwide commercial financial services organization which is a wholly-owned subsidiary of The Fuji Bank, Limited, one of the world's largest banks. Heller Financial, Inc. provides U.S.-based clients with corporate financing, real estate financing, factoring and working capital loans, equipment financing and leasing, asset-based finance and equity investments. The Company also operates in European, Asian, and Latin American countries through joint venture and wholly-owned companies that specialize in factoring, asset-based finance, acquisition finance, leasing, vendor finance and/or trade finance.

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (in millions)

                                                  December 31,      December 31,
                                                      1993              1992
                                                 ---------------  ----------------
Assets
- ------

Cash and cash equivalents                            $  170            $   48
Receivables                                           7,012             7,419
Less:  Allowance for losses                             211               221
                                                     ------            ------

 Net receivables                                      6,801             7,198

Investments and other assets                            942               706
                                                     ------            ------

                                                     $7,913            $7,952
                                                     ======            ======

Liabilities and Stockholders' Equity
- ------------------------------------

Senior debt
 Commercial paper and
  short-term borrowings                              $1,981            $2,422
 Notes and debentures                                 3,893             3,521
Junior subordinated notes                                75               225
                                                     ------            ------

 Total debt                                           5,949             6,168

Credit balances of factoring clients                    433               408
Other payables and accruals                             243               200
                                                     ------            ------

 Total liabilities                                    6,625             6,776

Minority interest in equity of Heller International
 Group, Inc.                                             35                32

Stockholders' equity
 Cumulative Perpetual Senior Preferred
  Stock, Series A                                       125               125
 Cumulative Convertible Preferred
  Stock, Series D                                        25                25
 Common stock, additional paid-in
  capital and retained earnings                       1,103               994
                                                     ------            ------

 Total stockholders' equity                           1,253             1,144
                                                     ------            ------

                                                     $7,913            $7,952
                                                     ======            ======

                    HELLER FINANCIAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                 (in millions)

                                                 For the year ended December 31,
                                                 -------------------------------

                                                        1993         1992
                                                       ------       ------

Interest income                                        $619.6       $634.2
Interest expense                                        263.6        295.5
                                                       ------       ------

Net interest income                                     356.0        338.7

Fees and other income                                   137.8        100.6
Income of international joint ventures                   22.8         26.6
                                                       ------       ------

 Operating revenues                                     516.6        465.9

Operating expenses                                      178.4        171.9
Provision for losses                                    210.4        251.9
                                                       ------       ------

Income before taxes and cumulative
 effect of a change in accounting principle             127.8         42.1
Income tax provision (benefit)                           10.7         (5.0)
                                                       ------       ------

Income before cumulative effect of a change
 in accounting principle                                117.1         47.1
Cumulative effect of a change in accounting
 principle for income taxes                                --         41.1
                                                       ------       ------

Net income                                              117.1         88.2
Preferred stock dividends                                11.5          2.9
                                                       ------       ------

Net income available for common stock                  $105.6       $ 85.3
                                                       ======       ======